Exhibit 4.1

[Face of Note]

CUSIP NO. 95000U2A0	PRINCIPAL AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES Q

FIXED-TO-FLOATING RATE NOTES

☑   Check this box if this Security is a Global Security.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

ORIGINAL ISSUE DATE: May 22, 2017	ISSUE PRICE: 100.00%	STATED MATURITY DATE: May 22, 2028

FIXED RATE PERIOD: May 22, 2017 to, but excluding, May 22, 2027	FLOATING RATE PERIOD: If this Security has not been redeemed on the Redemption Date, from, and including, May 22, 2027 to, but excluding, Maturity	INTEREST RATE PER ANNUM: Fixed Rate Period: 3.584% Floating Rate Period: Base Rate plus the Spread as provided herein.

INITIAL INTEREST RATE: 3.584%	FIXED RATE INTEREST PAYMENT DATES: Each May 22 and November 22, commencing November 22, 2017 and ending May 22, 2027	INITIAL FIXED RATE INTEREST PAYMENT DATE: November 22, 2017

BASE RATE: LIBOR	SPREAD: +131 basis points	FLOATING RATE INTEREST PAYMENT DATES Each February 22, May 22, August 22 and November 22, commencing August 22, 2027 and at Maturity

INITIAL FLOATING RATE INTEREST PAYMENT DATE: August 22, 2027	INTEREST RESET DATES: Each February 22, May 22, August 22 and November 22, commencing May 22, 2027 and ending February 22, 2028.	INITIAL INTEREST RESET DATE: May 22, 2027

INTEREST DETERMINATION DATES: Second London Banking Day prior to each Interest Reset Date	INTEREST RESET PERIOD: Quarterly	INDEX MATURITY: Three months

INDEX CURRENCY: U.S. Dollars	REGULAR RECORD DATES: The fifteenth calendar day, whether or not a Business Day, prior to an Interest Payment Date	CALCULATION DATES: See below

CALCULATION AGENT: Wells Fargo Bank, N.A.	OPTIONAL REDEMPTION (at option of Company): On May 22, 2027, in whole, but not in part	REDEMPTION PRICE: ☑ 100% ☐ Other

REDEMPTION DATE (at option of Company): May 22, 2027	SINKING FUND: N/A	OPTION TO ELECT REPAYMENT: N/A

REPAYMENT PRICE: N/A ☐ 100% ☐ Other	OPTIONAL REPAYMENT DATE(S): N/A	MINIMUM DENOMINATIONS: ☑ U.S. $1,000 ☐ Other

DEPOSITARY (Only applicable if this Security is a Global Security): The Depository Trust Company	SPECIFIED CURRENCY: U.S. Dollars	OTHER/ADDITIONAL TERMS: References herein to “Interest Payment Dates” shall mean the Fixed Rate Interest Payment Dates and the Floating Rate Interest Payment Dates

ADDENDUM ATTACHED: N/A

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                                    DOLLARS ($                    ) on the Stated Maturity Date shown above (except to the extent redeemed prior to such date) and to pay interest, if any, on the principal amount hereof, (i) from the Original Issue Date specified above or from the most recent Fixed Rate Interest Payment Date to which interest has been paid or duly provided for to, but excluding, May 22, 2027 at the rate per annum of 3.584% on the Fixed Rate Interest Payment Dates specified above, and (ii) if this Security has not been redeemed on the Redemption Date specified above from, and including May 22, 2027 or from the most recent Floating Rate Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the date of Maturity on the Floating Rate Interest Payment Dates specified above at the Base Rate plus the Spread specified above, as determined by the Calculation Agent in accordance with the provisions on the reverse hereof under the heading “Determination of LIBOR.” The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Interest payable upon Maturity will be paid to the Person to whom principal is payable.

If a Fixed Rate Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Fixed Rate Interest Payment Date, and without any interest or other payment with respect to the delay. If a Floating Rate Interest Payment Date falls on a day that is not a Business Day, other than a Floating Rate Interest Payment Date that is also the date of Maturity, such Floating Rate Interest Payment Date will be postponed to the following day that is a Business Day, except that, if such following Business Day is in the next calendar month, such Floating Rate Interest Payment Date shall be the immediately preceding day that is a Business Day. If the date of Maturity would fall on a day that is not a Business Day, the payment of principal and any premium and interest shall be made on the next Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity. For purposes of this Security, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York and, for a Floating Rate Interest Payment Date, a day that is also a London Banking Day. For purposes of this Security, “London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.

Interest payments on this Security shall be the amount of interest accrued from and including the Original Issue Date specified above or from and including the last date to which interest has been paid, or provided for, as the case may be, to but excluding, the following Interest Payment Date or the date of Maturity. This period is referred to as an “Interest Period.” If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date specified above. The first payment of interest on a Security originally issued and dated between a Regular Record Date specified above and an

Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date.

The principal (and premium, if any) and interest on this Security is payable by the Company in the Specified Currency specified above.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security, other than payments of interest at Maturity, will be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Any such designation for wire transfer purposes shall be made by providing written notice to the Paying Agent not later than 10 calendar days prior to the applicable Interest Payment Date. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security shall pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Name:
Its:

Attest:
Name:
Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES Q

FIXED-TO-FLOATING RATE NOTES

General

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of February 21, 2017, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series Q, of the Company. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depositary (“Global Securities”).

Interest Rate Reset

The interest rate in effect for the Fixed Rate Period shall be the Initial Interest Rate specified on the face hereof and the interest rate in effect for the Floating Rate Period shall be the Base Rate plus the Spread specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof following the Original Issue Date specified on the face hereof, the interest rate on this Security will be reset quarterly as specified on the face hereof under “Interest Reset Period.” Each such adjusted rate shall be applicable from, and including, the Interest Reset Date to which it relates to, but not including, the next succeeding Interest Reset Date or until Maturity, as the case may be. On each Interest Reset Date, the rate of interest on this Security shall be the rate determined with respect to the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions below and adjusted by the addition of the Spread specified on the face hereof.

If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the following Business Day, except that if such following Business Day is in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The amount of interest to be paid on this Security for each Interest Period occurring during the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.

The amount of interest to be paid on this Security for each Interest Period occurring during the Floating Rate Period will be calculated by multiplying the principal amount of this Security by an accrued interest factor. The “accrued interest factor” will be computed by adding the interest factors calculated for each day in such Interest Period. The “interest factor” for each day is computed by dividing the interest rate applicable to that day by 360.

All percentages resulting from any calculation referred to herein shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001% and all U.S. dollar amounts used in or resulting from any of the above calculations will be rounded, if necessary, to the nearest cent, with one-half cent rounded upward. All U.S. Dollar amounts used in or resulting from these calculations will be rounded to the nearest two decimal places, with 0.005 round up to 0.01.

The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.

The interest rate on this Security shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Security. The Calculation Agent’s determination of any interest rate shall be final and binding in the absence of manifest error. The Calculation Agent shall notify the Paying Agent of each determination of the interest applicable to this Security promptly after the determination is made.

A “Calculation Date”, where applicable, for any Interest Determination Date will be the earlier of:

•	the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the next Business Day; or

•	the Business Day immediately preceding the applicable Interest Payment Date or date of Maturity.

Determination of LIBOR

The Calculation Agent will determine the London Interbank Offered Rate (“LIBOR”) for each Interest Determination Date as follows:

•

“LIBOR” with respect to any Interest Determination Date specified on the face hereof shall equal the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.

•

If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London Interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date to prime banks in the London Interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Determination Date, by three major banks in that principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

•

If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Interest Determination Date will remain LIBOR for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

The “Index Currency” means the currency specified on the face hereof as the currency for which LIBOR will be calculated.

“Designated LIBOR Page” means the display on Reuters 3000 Xtra Service, or any successor service, on Page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London Interbank rates for the applicable Index Currency.

Events of Default

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Redemption

The Company may at its option redeem this Security in whole, but not in part, on the date designated as the Redemption Date on the face hereof at 100% of the unpaid principal amount hereof, together with accrued interest, if any, to the Redemption Date. The Company may exercise such option by mailing a notice by first-class mail, postage prepaid, of such redemption to each Holder of the Securities of this series to be redeemed or, in the case of Global Securities, the Company shall provide such notice to the Depositary, as holder of the Global Securities pursuant to the applicable procedures of such Depositary, at least 15 days and not more than 60 days prior to the applicable Redemption Date. Unless the Company defaults in the payment of the Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on this Security or portion hereof called for redemption.

Repayment

This Security will not be repayable prior to the Stated Maturity Date at the option of the Holder.

Sinking Fund

This Security will not be entitled to any sinking fund.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof and cannot be exchanged for debt securities of the Company in smaller denominations. Beneficial interests in this Security will only be held in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

If this Security is a Global Security (as specified above), this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a qualified successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form or elects to terminate the book-entry system through the Depositary and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 15 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Notices

All notices to the Company under this Security shall be in writing and addressed to Wells Fargo & Company, Wells Fargo Center, 550 South 4th Street, Minneapolis, Minnesota 55415, Attention: Treasury Department, or to such other address as the Company may notify to the Holder. All notices to the Paying Agent under this Security shall be in writing and addressed to Wells Fargo Bank, N.A., Corporate Trust Services, Attn: David Pickett, 600 South 4th Street, 6th Floor, MAC: N9300-060, Minneapolis, Minnesota 55415, or to such other address as the Company may notify to the Holder.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.